                                                                EXHIBIT 99(A)(6)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

    GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. -- Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

                                   GIVE THE                                                  GIVE THE
    FOR THIS TYPE OF            SOCIAL SECURITY                                       EMPLOYER IDENTIFICATION
        ACCOUNT:                  NUMBER OF--           FOR THIS TYPE OF ACCOUNT:           NUMBER OF--
------------------------  ---------------------------  ---------------------------  ---------------------------
1. An individual's        The individual               9. A valid trust, estate,    The legal entity (Do not
  account                                              or pension trust             furnish the identifying
                                                                                    number of the personal
                                                                                    representative or trustee
                                                                                    unless the legal entity
                                                                                    itself is not designated in
                                                                                    the account title.)(5)

2. Two or more            The actual owner of the      10. Corporate account        The corporation
  individuals (joint      account or, if combined
  account)                funds, the first individual
                          on the account(1)

3. Husband and wife       The actual owner of the      11. Religious, charitable,   The organizaiton
  (joint account)         account or, if joint funds,  or education organization
                          either person(1)

4. Custodian account of   The minor(2)                 12. Partnership account      The partnership
  a minor (Uniform Gift                                held in the name of the
  to Minors Act)                                       business

5. Adult and minor        The adult or, if the minor   13. Association, club, or    The organization
  (joint account)         is the only contributor,     other tax- exempt
                          the minor(1)                 organization

6. Account in the name    The ward, minor, or          14. A broker or registered   The broker or nominee
  of guardian or          incompetent person(3)        nominee
  committee for a
  designated ward,
  minor, or incompetent
  person

7. a. The usual           The grantor-trustee(1)       15. Account with the         The public entity
  revocable savings       The actual owner(1)          Department of Agriculture
  trust account (grantor                               in the name of a public
  is also trustee) b.                                  entity (such as a State or
  So-called trust                                      local government, school
  account that is not a                                district, or prison) that
  legal or valid trust                                 receives agricultural
  under State law                                      program payments

8. Sole proprietorship    The owner(4)
  account

------------------------------

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) Show the name of the owner.

(5) List first and circle the name of the legal trust, estate, or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.
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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5 Application for a Social Security Number Card, or Form SS-4, Application for an Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

- A corporation.

- A financial institution.

- An organization exempt form tax under Section 501(a), or an individual retirement plan.

- The United States or any agency or instrumentality thereof.

- A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

- An international organization or any agency or instrumentality thereof.

- A registered dealer in securities or commodities registered in the United States or a possession of the United States.

- A real estate investment trust.

- A common trust fund operated by a bank under Section 584(a).

- An exempt charitable remainder trust, or a non-exempt trust described in
  Section 4947(a)(1).

- An entity registered at all times under the Investment Company Act of 1940.

- A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

- Payments to nonresident aliens subject to withholding under Section 1441.

- Payments to partnerships not engaged in a trade or business in the United States and which have at least one nonresident alien partner.

- Payments of patronage dividends where the amount received is not paid in money.

- Payments made by certain foreign organizations.

- Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:

- Payments of interest on obligations issued by individuals.

    Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

- Payments of tax-exempt interest (including exempt-interest dividends under Section 852).

- Payments described in Section 6049(b)(5) to nonresident aliens.

- Payments on tax-free covenant bonds under Section 1451.

- Payments made by certain foreign organizations.

- Payments made to a nominee.

Exempt payees described above should file a substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER. WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

Certain payments, other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS.--If you fail to include any portion of an includable payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an underpayment attributable to that failure unless there is clear and convincing evidence to the contrary.

(3) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(4) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.